HANSBERGER GLOBAL INVESTORS, INC.
 AMENDED CODE OF ETHICS

This Amended Code of Ethics (the "Code") has been adopted by Hansberger Global Investors, Inc. ("HGII"). The Code is based on the principle that the officers, directors and employees of HGII owe a fiduciary duty to their advisory clients to conduct personal securities transactions in a manner that does not interfere with client transactions or otherwise take unfair advantage of their relationship with HGII and its clients. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual's fiduciary duties to HGII's advisory clients. The Code has been adopted pursuant to Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act, and to comply with the reporting requirements of Rule 204-2 under the Advisers Act.

l.	DEFINITIONS

A. "1940 Act" means the U.S. Investment Company Act of
1940, as amended.

B. "Access Person" means any director or officer of the Company. The term also means: (i) any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Company advisory client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any person in a control relationship to HGII (including any affiliate of such person and any affiliate of such affiliate) who obtains information concerning recommendations made to Company clients.

C. "Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended.

D. A Security is "being considered for purchase or sale" when a recommendation to purchase a Security has been made and communicated to the HGII research group or posted on the Company's research bulletin board.

E. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the U.S. Securities Exchange Act of 1934, as amended
(the "1934 Act") and Rule 16a-1(a)(2) thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

F. "Company" means HGII and its subsidiaries.

G. "Compliance Department" means the Company's compliance department located in Fort Lauderdale, Florida or its successor.

H. "Compliance Officer" means Kimberley A. Scott or her successor.

I. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

J. "Employee" means any officer or employee of the Company, but does not mean any Outside Director.


K. "Employee Account" means all accounts in the name of or for the benefit of an Employee, his or her spouse, dependent children or any person living with an Employee or to whom an Employee contributes economic support, as well as any other non-Company client account with respect to which an Employee exercises investment discretion or provides investment advice.

L. "General Counsel" means J. Christopher Jackson or his successor.

M. "Initial public offering" means an offering of securities registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), the issuer who, immediately before registration, was not subject to the reporting requirements of Section 13 or Section
15(d) of the 1934 Act.

N. "Legal Department" means the Company's legal department located in Fort Lauderdale, Florida or its successor.

O. "Outside Director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19)(B) of the 1940 Act.

P. "Portfolio Manager" means any person who exercises investment discretion on behalf of the Company or any Company client.

Q. "Private placement" means an offering that is exempt from registration under the 1933 Act pursuant to
Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule
506.

R. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

S. "Security" shall have the meaning set forth in Section
2(a)(36) of the 1940 Act and, for purposes of this Code of Ethics, shall include options and depository receipts on Securities and transactions in related futures contracts, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United
States, high quality short-term debt securities
(including repurchase agreements), bankers' acceptances, bank certificates of deposit, and commercial paper.

T. "Security held or to be acquired" means: (a) any Security which, within the most recent 15 calendar days (i) is or has been held by a client or (ii) is being or has been considered for purchase by the Company for a client; and (b) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (a) above.

II.	STANDARDS OF CONDUCT

	No Access Person shall in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a Company client (including an investment company managed or advised by the Company):

	A.	employ any device, scheme or artifice to defraud a
client;

	B.	make to a client any untrue statement of a material
fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

	C.	engage in any act, practice, or course of business
which operates or would operate as a fraud or deceit upon a client; or

	D.	engage in any manipulative practice with respect to a
client.



III.	EXEMPTED TRANSACTIONS

	A.	The prohibitions of Section IV, E, F and G of this
Code shall not apply to:

 		1.	Purchases or sales of Securities that are not
eligible for purchase or sale by Company clients;

 		2.	Purchases or sales that are nonvolitional on the
part of the person;

 		3.	Purchases that are part of an automatic dividend
reinvestment plan;

 		4.	Purchases effected upon the exercise of rights
issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

 		5.	Purchases or sales effected in any account over
which the person has no direct or indirect influence or control; and

 		6.	Purchases or sales through any profit sharing,
pension or other benefit plan of the Company.

B.	In addition, the prohibitions of Section IV. A. 5 and
the preclearance requirements of Section V . A. of this Code shall not apply to:

 		1.	Purchases or sales that are nonvolitional on the
part of the person;

 		2.	Purchases that are part of an automatic dividend
reinvestment plan;

 		3.	Purchases or sales effected in any account over
which the person has no direct or indirect influence or control; and

 		4.	Purchases or sales through any profit sharing,
pension or other benefit plan of the Company.

C.	The Compliance Officer or General Counsel may approve
a purchase or sale of a Security that would otherwise violate the provisions set forth in Section IV below if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to the Company's clients and is not potentially harmful to clients because: (a) it does not conflict with any Security being considered for purchase by any current advisory client and (b) the decision to purchase or sell the Security is not the result of information obtained in the course of a person's relationship with an advisory client or the Company.

IV.	PROHIBITED CONDUCT; REQUIRED ACTIONS

A.	Employees are prohibited from the following activities
unless they have obtained prior written approval from the Compliance Officer or the Legal Department:

1.	Employees may not join an investment club or
enter into an investment partnership;

2.	Employees may not purchase any security in a
private placement;

3.	Employees may not serve on the boards of
directors of either publicly traded or privately held companies nor may they serve as members of any creditor committees;

	4.	Employees may not purchase any security in an
initial public offering; and

5.	Employees may not profit from the purchase and
sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days.
Any profits realized on such trades shall be disgorged to a charitable organization.

B.	Every Employee shall direct his or her broker(s) (if
any) to provide duplicate confirmations and account
statements to the Compliance Department regarding his
or her own accounts and for any account in which
securities were held for his or her direct or indirect
benefit (together, "Beneficial Accounts").  C.	For
the purpose of purchasing Company sponsored mutual funds at net asset value, Employees may have joint accounts only with spouses, their children under age
21, parents, step-parents, parents-in-law, brothers, sisters, grandchildren or grandparents and a trustee or custodian of any qualified pension or profit sharing plan or IRA established for the benefit of such persons.

D.	Employees may not speak in or to the media, on or off
the record, regarding any client or security without the prior authorization of the Compliance Officer or the Legal Department.

E.	All Employees are prohibited from purchasing or
selling any Security for ten (10) calendar days from the date that: (a) the Company first approves an initial recommendation for the Buy, Alt-Buy or Hold
List; or (b) a Security already on the research database is moved from the Hold to the Buy or Alt Buy
List.

       F.          No Employee Account shall execute a
Securities transaction on a day during which a Company client has a pending "buy" or "sell" order in such Security.

	G.	No Employee shall execute a Securities transaction
within three (3) business days after a Company client has traded in the same Security.

	H.	No Employee shall accept a gift of more than de
minimis value from any person or entity that does business on behalf of the Company. For purposes of this prohibition, de minimis value is considered to be a value of $100 or less.

V.	PRE-CLEARANCE REQUIREMENT AND PROCEDURES; ANNUAL REPORTING

 A. No Employee shall purchase or sell any Security for any Beneficial Account, unless the proposed purchase or sale has been reported to and pre-cleared by the Compliance Officer, or in his or her absence, the Legal Department.

1.	All proposed personal securities transactions
shall be documented either on a Personal
Security Trade Authorization Form (a copy of which is attached as Exhibit A) or on an electronic form provided on the Employee's personal computer and forwarded to the Compliance Officer.

2.	Subject to the further provisions set forth
herein, the Compliance Officer, or in his or her
absence, the Legal Department, shall pre-clear
the purchase or sale of a Security if the
transaction does not violate this Code of
Ethics.  Such determination shall be by:

	a.	Reviewing the portfolios managed by the
Company; and

b.	Determining if the security is currently
on the Company's then current research
database or is then currently under
consideration for adding to the Company's database pending review by the Company's research committee.

3.	After review, if the Compliance Officer, or in
his or her absence, the Legal Department, determines to pre-clear the trade, the Compliance Officer (or Legal Department) will authorize the Employee to execute the trade as follows.

	a.	The Compliance Officer shall execute a
Trade Authorization Form.

	b.	The Compliance Officer shall communicate
authorization of the trade to the
Employee.

	c.	The time at which the trade authorization
is communicated to the Employee shall be documented on the Trade Authorization
Form.

4.	The trade authorization is effective for two (2)
business days after the pre-clearance is granted, unless otherwise indicated by the Compliance Officer.

5.	The Compliance Officer shall maintain the
originally executed Trade Authorization Form. A copy of the executed Trade Authorization Form will be available to the Employee upon request.

B.	All Access Persons shall disclose all personal
Securities holdings as well as those Securities
holdings for which they have Beneficial Ownership upon
commencement of employment or association as an Access
Person, but in no event, later than ten (10) calendar
days of commencement of employment or association as
an Access Person and thereafter on an annual basis to
the Compliance Department.	 Any such report may
contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates. All Access Persons must complete an acknowledgment upon commencement of employment or association as an Access Person, and thereafter on an annual basis (a copy of which is attached as Exhibit
B).

VI.	QUARTERLY REPORTING

	A.	Every Access Person shall submit a quarterly report to
the Compliance Officer with the information described in paragraph B below with respect to any Beneficial
Accounts opened during the quarter and transactions in any Security in which such Access Person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security during such quarter. Access Persons need not, however, report on the following transactions:

1.	Purchases or sales that are nonvolitional on the
part of the person;

2.	Purchases that are part of an automatic dividend
reinvestment plan;

3.	Purchases effected upon the exercise of rights
issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

4.	Purchases or sales effected in any account over
which the person has no direct or indirect influence or control.

	B.	Every report shall be made not later than 10 calendar
days after the end of the calendar quarter in which the transactions to which the report relates were effected, and shall contain the following information:

1.	The date of the transaction, the title and the
number of shares, and the principal amount, interest rate and maturity date of each security involved;

2.	The nature of the transaction (i.e., purchase,
sale or any other type of acquisition or disposition);

3.	The price at which the transaction was effected;

4.	The name of the broker, dealer or bank with or
through whom the transaction was effected;

5.	With respect to any Beneficial Account
established during the quarter, the name of the broker, dealer or bank with whom the account was established and the date the account was established; and

6.	The date the report was submitted.

	C.	Any such report may contain a statement that the
report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VII.	INSIDER TRADING PROCEDURES UNDER ADVISERS ACT SECTION 204A

	The following rules apply to all employees, officers and directors:

A.	Identifying Inside Information

Before trading for yourself, an Employee Account or Company clients (including investment companies or private accounts managed by the Company) in the securities of a company about which you may have potential inside information, ask yourself the following questions:

	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? (For example, published in Reuters, The Wall Street Journal or other publications of general circulation.)

If, after consideration of the above, you believe that the information may be material and non-public, you should take the steps listed below. If you have any doubts as to whether information may be material and non-public, you should assume that the information is material and non-public.

1. 	Report the matter immediately to the Compliance
Officer.

2.	Do not purchase or sell the securities on behalf
of yourself or others (including investment companies or private accounts managed by the Company).

3. 	Do not communicate the information inside or
outside the Company, other than to the
Compliance Officer.

4. 	After the Compliance Officer has reviewed the
issue, you will be instructed either to continue the prohibitions against trading and communication noted in paragraphs 2 and 3 above, or you will be allowed to trade and communicate the information.

B.	Restricting Access to Material Non-Public Information

Information in your possession that is identified, as material and non-public may not be communicated to anyone, including persons within the Company, except to the Compliance Officer. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

To implement the proper restriction of access to material non-public information, various Company employees and/or departments are responsible for the following:

1.	General Access Control Procedures

The Company has established a process by which access to sensitive company files that may contain non-public information is limited.
Since most of the Company's files that might have insider-trading implications are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to specified individuals only. The limitations on access are monitored on an ongoing basis. In addition, access to certain physical areas of the Company's offices that are likely to contain sensitive information is restricted through the use of access codes.

Employees, officers and directors are made aware of their duties with respect to information being stored in non-accessible file cabinets.
Employees, officers and directors are reminded that they should log off of their computers once having completed a task so as to limit information availability; places within the
Company where any non-public information would be accessible are limited; specific fax machines are used to relay sensitive, potentially non-public information; access to all areas of the Company are limited through one main reception area so that outsiders are immediately identified and escorted to their proper destinations; and draft memoranda that may contain insider information are destroyed immediately after their use.

2.	Personnel Department Procedures

Prior to an individual's formal offer of employment, the Personnel Department provides the individual with the Company's Insider
Trading Procedures and clarifies that the Company views that the person's willingness to adhere to these policies and procedures to be a condition precedent to accepting employment with the Company.

The Compliance Officer assists the Personnel
Department by responding to insider policy questions from prospective employees, officers and directors so that it is clear what they can or cannot do with respect to insider trading as an employee, officer or director of the Company.

New employees, officers and directors are provided with an acknowledgment form to execute before formally commencing employment in which the individual represents that he or she has received the Company's Insider Trading
Procedures, has read and understands them, and that he or she understands that continued employment with the Company is dependent upon compliance with those procedures.

Annually, the Personnel Department elicits a written statement from all Company employees, officers and directors that they have not violated any of the Company's Insider Trading
Procedures.

C.	Supervisory Procedures for Effectuating
Compliance

The roles of the Compliance Department and the Legal Department are critical to the implementation and maintenance of HGII's Insider
Trading Procedures. Supervisory procedures can be divided into three categories - Prevention of Insider Trading, Detection of Insider Trading and Control of Inside Information.

1.	Prevention of Insider Trading

To prevent insider trading, the Compliance and/or Legal Departments:

a.	provide, on a regular basis, an
educational program to familiarize
employees, officers and directors
with, and meet on a selective basis
with newly hired personnel to inform
them of, the Company's Insider
Trading Procedures;

b.	answer questions regarding the
Company's Insider Trading
Procedures;

c.	resolve issues of whether
information received by an employee,
officer or director of the Company
is material and non-public; and

d.	review on a regular basis and update
as necessary the Company's Insider
Trading Procedures.

2.	Detection of Insider Trading

To detect insider trading, the Compliance
Department is responsible for:

a.	reviewing the trading activity
reports filed by each employee,
officer and director with particular
emphasis on employees, officers and
directors that have access to non-
public information and sample
testing of all employees, officers
and directors;

b.	reviewing the trading activity of
investment companies and private
accounts managed by the Company;

c.	reviewing the trading activity of
the Company's own account;

d.	coordinating the review of such
reports with other appropriate
employees, officers or directors of
the Company; and

e.	periodically generating reports for
management on those tests.

3.	Control of Inside Information

When it has been determined that an
employee, officer or director of the
Company has material non-public
information, measures will be implemented to prevent dissemination of such information. For example:

a.	All employees, officers and
directors of the Company will be
notified that they are prohibited
from disclosing to other persons
("tippees") inside information about
the issuer in question and from
trading in the securities in
question in "personal securities
transactions" or for the accounts of
clients (notwithstanding the
inclusion of such securities on any
Buy, Alt-Buy or Hold Lists compiled
by the Company), until further
notice.

b.	Following receipt of notice
prohibiting certain trades and until
receipt of further notice, every
employee, officer and director with
material non-public information
shall file with the Compliance
Officer a weekly written report of
all personal securities transactions
effected during the prior week.
This weekly report is in addition to
the standard Form (Exhibit A) filed
with the Compliance Officer.

c.	The Compliance Department will
review such reports weekly as well
as the Company's records of trades
for client's accounts in order to
determine if these procedures or any
provision in this Code of Ethics
have been violated.

d.	The Compliance Department will
maintain and regularly update a list
of every employee, officer and
director who has indicated or about
whom it has been indicated that he
or she has come into contact with
material non-public information so
that it can better monitor these
particular Insiders.

e.	The Compliance Department will place
any written materials containing the
inside information in a confidential
file.

4. 	Special Reports to Management

Promptly upon learning of a violation of the Company's Insider Trading Procedures, the Compliance Department should determine whether a written report to senior management, the Company Executive
Committee, and/or the appropriate Board of Directors is warranted taking into consideration the nature of the violation in light of all relevant facts and circumstances.

5.	Annual Reports to Management and
Investment Companies

On an annual basis, the Compliance
Department shall prepare a written report to the Management of the Company (a) setting forth a summary of existing procedures to detect and prevent insider trading and recommendations for improvement, if any, and a description of HGII's continuing educational program regarding insider trading, (b) describing any issues arising under the Code or such procedures since the last such report, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to such violations, and (c) certifying that the Company has adopted procedures reasonably necessary to prevent
Access Persons from violating the Code;
and a copy of such report shall promptly be furnished to the board of directors of any investment company registered under the 1940 Act for which the Company serves as investment adviser or sub-adviser.

VIII.	SANCTIONS

	The Compliance Officer shall report any material code violations to the Management of the Company, which may then impose such sanctions, as it deems appropriate, up to and including termination of employment

Exhibit A
HANSBERGER GLOBAL INVESTORS
PERSONAL SECURITIES TRANSACTION REQUEST FORM

Name:_________________________________________________________

Legal Name of
Account:___________________________________________________

Transaction Date:____________________		Time
Requested:_______________

BUY__________	SELL____________
	Security:______________________
							Sedol
No.:_______________

Number of Shares and Approx. Price:
________________________________________
- OR
Total US Dollar Amount: _________________

Broker:____________________________		Account
#:____________________

Contact in Compliance Department:  Kimberley A. Scott

To the best of my knowledge this proposed transaction does not violate the provisions of the HGI Amended Code of Ethics.

Signature:_________________		Date:________________________


FOR COMPLIANCE USE ONLY
Contact in
Trading:______________________________________________________

Contact in
Research:_____________________________________________________

Comments: This security has no pending trade tickets and the security is not currently under consideration for purchase or sale by HGI.

Compliance Completed/Checked
By:________________________________________

Compliance
Officer:______________________________________________________

NOTIFICATION OF APPROVAL OR DENIAL

Date:_______________________________		Time
Responded:______________

Approved:_______	Denied:_______

Comments:_________________________________________________________
____

Form Completed
By:_____________________________________________________

EXHIBIT B

HANSBERGER GLOBAL INVESTORS, INC.
AMENDED CODE OF ETHICS


ACKNOWLEDGMENT




I have received and reviewed the Amended Hansberger Global
Investors, Inc. Code of Ethics. I understand its provisions and their applicability to me and agree to comply with them.




Name:
(Please Print)



Position:




Date:




Company:




Signature:






Detach and return this acknowledgment to: Kimberley A. Scott, 515
East Las Olas Blvd., Suite 1300, Fort Lauderdale, FL 33301.


3

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									Amended February
1, 2001
Amended February 1, 2001

									Amended February
1, 2001